UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 10, 2009
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company continues to make substantive progress on its strategic plan that was developed early in 2008. Throughout fiscal 2008, the Company initiated numerous structural cost reductions to improve its fixed cost footprint and strengthen its competitive position and cash flow. The Company continues to implement cost reductions, including short-term measures such as optimizing the use of flex time across its operations, temporary plant shutdowns and temporary pay cuts as a means of addressing the current economic downturn. Annual savings from these actions total approximately $11 million and are designed to further enhance 2009 cash flows and provide greater flexibility in taking longer term actions to support the Company’s strategy.
As part of these broad-based, cost reduction initiatives, Myles S. Odaniell, the Company’s President and Chief Executive Officer, and other members of the senior leadership team have requested reductions in their base salaries. On March 10, 2009, the Board of Directors approved a temporary reduction in base salary of 10% for Myles S. Odaniell and temporary reductions in base salary of 8% for the following named executive officers: Randy C. Martin, Executive Vice President — Corporate Development and Chief Financial Officer; Steven J. Ploeger, Executive Vice President — Custom Sheet and Rollstock and Engineered Products; Michael L. Marcum, Senior Vice President — Color and Specialty Compounds and Supply Chain Management; and Michael G. Marcely, Vice President — Financial Planning and Analysis.
As part of the Company’s ongoing organizational restructuring, last fall Marc A. Roberts assumed the role of Senior Vice President — Operations. On March 10, 2009, the Board formally approved his appointment to this position to reflect that he is a principal operating officer of the Company for reporting purposes under the Securities Exchange Act of 1934.
On March 10, 2009 at the Spartech Corporation 2009 Annual Meeting of Shareholders, the stockholders approved amendments to the Company’s 2004 Equity Compensation Plan (the Plan). The amendments (i) extended the term of the Plan by two calendar years, through December 31, 2012, and (ii) increased the maximum amount of shares which may be granted under the Plan by up to 2,500,000 shares. A copy of the Spartech Corporation 2004 Equity Compensation Plan, as amended, is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Spartech Corporation 2004 Equity Compensation Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date March 13, 2009	By	/s/ Rosemary L. Klein
Rosemary L. Klein
Senior Vice President, General Counsel Spartech Corporation